UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a

  (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 28, 2014, Santander Holdings USA, Inc. (the “Company”) filed a Current Report on Form 8-K in connection with the completion of the initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share (“SCUSA Common Stock”), of Santander Consumer USA Holdings Inc. (“SCUSA”), an affiliate of the Company.

The Company has subsequently determined that its disposition of SCUSA Common Stock in the IPO was not significant for purposes of Item 2.01 of Form 8-K.  To reflect this determination, the Company is filing this amendment to the Current Report on Form 8-K filed on January 28, 2014 (i) to report that the disclosures included therein under Item 2.01 were not required and (ii) to amend Item 9.01(a) and (b) thereof to reflect that the Company does not intend to file historical financial statements of SCUSA or pro forma financial information of the Company as an amendment to the Company’s Form 8-K filed on January 28, 2014.  Pursuant to the requirements of Form 10-K, the historical financial statements of SCUSA were included in Exhibit 99.1 to the Company’s Annual Report on Form 10-K, filed on March 14, 2014.

Except as described above and below, all other information in the Company’s Current Report on Form 8-K filed on January 28, 2014 remains unchanged.

Item 9.01                      Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.
Dated: April 9, 2014	By: Name: Title:	/s/ Gerard A. Chamberlain Gerard A. Chamberlain Senior Vice President and Assistant Secretary